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                                                                     Exhibit 4.4

                                 VISTA.COM, INC.

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of June 6, 2005, by and among Vista.com, Inc., a Washington corporation (the "Company"), and the holders of Registrable Securities listed on Schedule A hereto, as it may be amended from time to time (the "Investors").

                                     RECITAL

     In connection with certain transactions between the Company and the Investors, the parties hereto desire to enter into this Agreement to provide certain registration rights to the Investors, as provided herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    AGREEMENT

     1.   REGISTRATION RIGHTS.

          1.1 Definitions. For purposes of this Agreement:

               (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

               (b) Registrable Securities. The term "Registrable Securities" means: (i) any and all shares of the Company's common stock ("Common Stock") issued or issuable upon the conversion of secured convertible promissory notes issued to Investors by the Company (each, a "Convertible Note"); (ii) any and all shares of Common Stock issued or issuable to Investors (whether by contractual agreement, or pursuant to options, warrants or other convertible securities) by the Company in connection with the Company's acquisition of a business or technology ("Acquisition Consideration"); (iii) any shares of Common Stock that become Registrable Securities pursuant to Section 2.2; and (iv) any shares of Common Stock issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, in exchange for, or in replacement of, all such shares of Common Stock described in clauses (i), (ii) and (iii) above or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; excluding in all cases, however, (A) any Registrable Securities sold by a Holder pursuant to a registration statement under this Agreement, (B) any Registrable Securities transferred to a Holder in a transaction pursuant to Rule 144 promulgated under the Securities Act, (C) any Registrable Securities transferred by a Holder in which registration rights are not transferred pursuant to Section 2 hereof, or (D) any Registrable Securities held by a Holder who is then permitted to sell all of the Registrable Securities then held by such Holder pursuant to Rule


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144(k) or otherwise pursuant to Rule 144 in any three-month period (clauses (A)
through (D) being "Excluded Shares").

               (c) Registrable Securities Then Outstanding. "Registrable Securities then outstanding" shall mean the number of shares of Common Stock which are Registrable Securities and (i) are then issued and outstanding or (i) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

               (d) Holder. The term "Holder" or "Holders" means any person or persons owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom registration rights have been duly assigned in accordance with Section 2.1 of this Agreement; provided, however, that for purposes of this Agreement, a record holder of securities convertible into or exercisable for such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided, further, that the Company shall in no event be obligated to register any securities of the Company other than shares of Common Stock, and that Holders of Registrable Securities will not be required to convert such securities into shares of Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates; and provided further, that a holder of Excluded Shares shall not be a Holder with respect to such Excluded Shares.

               (e) SEC. The term "SEC" means the United States Securities and Exchange Commission.

          1.2 Demand Registration.

               (a) Request by Holders. If the Company shall receive at any time after six (6) months following the earlier of (i) the date that the Company becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), or (ii) the effective date of a transaction in which the Company's outstanding shares of Common Stock are exchanged for shares of common stock of an entity that is subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, a written request from the Holders of at least a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than two million five hundred thousand dollars ($2,500,000), then the Company shall, within fifteen (15) days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and commence taking such steps as may be reasonably necessary to effect, as soon as practicable, the registration on Form S-2 (or any successor form) under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within fifteen (15) days after receipt of the Request Notice, subject only to the limitations of this Section 1.2.


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               (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Initiating Holders representing a majority of the Registrable Securities held by all of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
Section 1.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in such underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company being registered for its own account or held by shareholders not having contractual registration rights are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

               (c) Limitations on Demand Registrations. The Company is obligated to effect only one (1) registration pursuant to this Section 1.2 and shall not be obligated to effect such a registration (i) during the 180-day period after the effective date of the Company's initial public offering of its securities pursuant to a registration statement filed under the Securities Act; or (ii) if the Company or its successor is not eligible to use Form S-2. If Registrable Securities are included in a registration statement filed by the Company pursuant to Section 1.3 and declared effective by the SEC, then the Company shall not be obligated to take any action with respect to any subsequent or further demand for registration pursuant to this Section 1.2.

               (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.2, a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement,


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then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period; and provided, further, that the Company shall not register shares of its equity securities for its account or for the account of any other party during such 90-day period. In addition, the Company shall not be obligated to effect a registration pursuant to this Section
1.2 if, within thirty (30) days of the Company's receipt of the request for such registration, the Company shall furnish to the Holders requesting such registration a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of the Company stating that the Company intends to file a registration statement for its own account.

               (e) Expenses. All expenses incurred in connection with a registration initiated in good faith pursuant to this Section 1.2, whether or not such registration has become effective, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements, up to a total of $10,000, of one (1) counsel for the selling Holder or Holders chosen by the holders of a majority of the Registrable Securities requested to be included in such registration (but excluding underwriters' and broker's discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section
1.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.2 if the registration request is subsequently withdrawn at the request of Initiating Holders representing a majority of the Registrable Securities held by all of the Initiating Holders unless Holders representing a majority of Registrable Securities then outstanding agree to forfeit their rights under this Section 1.2; provided, further, however, that if, at the time of such withdrawal, the Initiating Holders have learned of a material adverse change in the condition, business or prospects of the Company not known to the Initiating Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 1.2.

          1.3 Piggyback Registrations.

               (a) The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 1.2 of this Agreement, any registration on Form S-4 or any successor form, or any registration or in connection with any employee benefit plan, merger, acquisition, corporate reorganization or issuance of convertible debt securities) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of


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the Registrable Securities held by such Holder shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (b) Underwriting. If a registration statement with respect to which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the Company or the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company or the managing underwriter(s) may limit shares (including Registrable Securities) from the registration and the underwriting or exclude all such shares, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to Holders who have initiated the registration by exercise of demand registration rights pursuant to Section 1.2 (allocated to such Holders on a pro rata basis based on the total number of Registrable Securities then held by each of them) or any other registration rights agreement, third, to Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder, and fourth, to shareholders of the Company not having contractual registration rights. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten
(10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

               (c) Expenses. All expenses incurred in connection with a registration initiated pursuant to this Section 1.3 whether or not such registration has become effective, including, without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements, up to a total of $10,000, of one (1) counsel for the selling Holder or Holders chosen by the holders of a majority of the Registrable Securities requested to be included in such registration


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(but excluding underwriters' and brokers' discounts and commissions), shall be borne by the Company.

          1.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, commence taking such steps as may be reasonable necessary to effect, as soon as practicable:

               (a) the preparation and filing with the SEC of a registration statement with respect to such Registrable Securities, the declaration of such registration statement to be effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, maintenance of the effectiveness of such registration for up to ninety (90) days;

               (b) the preparation and filing with the SEC of such disclosure, amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act;

               (c) the furnishing to the Holders of such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

               (d) the qualification of the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (e) the provision of a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

               (f) in the event of any underwritten public offering, the entering into and performance of its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed that, as a condition to the Company's obligations under this clause (f), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement); and

               (g) the notification of each Holder of Registrable Securities covered by such registration statement at any time when (i) a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or (ii) there is a stop order issued suspending effectiveness of the registration statement or the initiation of any proceedings for that purpose or the receipt by the Company of any notification with


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respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any such procedure.

          1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2 or 1.3 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

          1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.2 or 1.3 hereof:

               (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                    (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                    (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for


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use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this
Section 1.7(b) in respect of any Violation shall not exceed the gross proceeds received by such Holder in the registered offering out of which such Violation arises, unless such liability arises out of or is based on the willful misconduct of such Holder.

               (c) Notice. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.


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               (d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 1.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.7; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (e) Survival. The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

          1.8 "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of or engage in any other transaction regarding any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty
(180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that the foregoing covenant is subject to the condition that all officers and directors of the Company and all three percent (3%) or greater security holders enter into similar agreements.

     In order to enforce the foregoing covenant, (i) the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 1.8 and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period and (ii) the Holder agrees to execute the form of agreement requested by the Company and/or underwriter.

          1.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:


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               (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the earlier of 1.2(a)(i) or (ii);

               (b) take all commercially reasonable steps to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the earlier of 1.2(a)(i) or (ii)); and

               (c) as long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the earlier of 1.2(a)(i) or (ii)), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

          1.10 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 1.2 and 1.3 with respect to: (a) any request or requests for registration made by any Holder after the first anniversary of the earlier of 1.2(a)(i) or (ii), or (b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2 or 1.3 if, in the opinion of counsel to the Company, all such Registrable Securities held by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

     2.   ASSIGNMENT AND AMENDMENT.

          2.1 Assignment. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 1 may be assigned by a Holder only to (i) a party who acquires at least one hundred thousand (100,000) shares of Registrable Securities or (ii)(A) a shareholder, partner, member, or beneficiary of such assigning Holder; (B) a spouse, child, parent or beneficiary of the estate of such assigning Holder or (C) a trust for the benefit of the persons set forth in (A) or (B); provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name, address and tax identification number of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

          2.2 Amendment of Rights. Except as provided in this Section 2.2, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders representing a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, if, after the effective date of this Agreement, the Company issues and sells any Convertible Notes or Acquisition Consideration to a person or entity and (a) the subscription document for such security or securities entitles such person or entity to become a party to this Agreement and be treated as an "Investor" hereunder, or (b) the Company and such person or entity otherwise agree in writing that such person or entity may become a party to this Agreement and be treated as an "Investor" hereunder (each such person or entity, a "New Investor"), then (i) such New Investor shall, upon execution of a counterpart signature page hereto, become a party to this Agreement as an "Investor" hereunder, (ii) Schedule A shall be automatically amended to add such New Investor, without the need for any consent, approval or signature of any Holder, and (iii) the shares of Common Stock or issued or issuable to such New Investor upon the conversion or exercise of such Convertible Note or Acquisition Consideration shall be deemed to be "Registrable Securities" hereunder. Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

     3.   GENERAL PROVISIONS.

          3.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, electronic-mail or facsimile when receipt is electronically confirmed (i) if to an Investor, to the address last shown on the records of the Company for such party, and (ii) if to the Company, to the address set forth below:

                     Vista.com, Inc.
                     8644 154th Avenue NE
                     Redmond, WA 98052
                     Attention: Secretary
                     Telephone: (425) 497-9909
                     Fax: (425) 497-0409

     with a copy to: DLA Piper Rudnick Gray Cary US LLP
                     701 Fifth Avenue, Suite 7000
                     Seattle, WA 98104
                     Attention: John M. Steel, Esq.
                     Telephone: (206) 839-4800
                     Fax: (206) 839-4801

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall be deemed conclusively given when personally delivered or three (3) days after deposited in the mail in the manner set forth above.

          3.2 Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          3.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington, excluding that body of law relating to conflict of laws and choice of law. Each party irrevocably consents to the exclusive of jurisdiction of the U.S. federal courts and the state courts located in King County, Washington in any suit or proceeding based in or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts.

          3.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          3.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          3.6 Successors and Assigns. Subject to the provisions of Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. In particular, in the event of a merger, consolidation, statutory share exchange or other reorganization of the Company (including a triangular merger) with or into any other corporation, the Company shall cause the surviving corporation or any affiliate of such surviving corporation, as the case may be, following such merger, consolidation, statutory share exchange or other reorganization to expressly assume all of the Company's obligations pursuant to this Agreement in writing.

          3.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          3.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.9 Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          3.10 Adjustments for Stock Splits and Certain Other Changes. Wherever in this Agreement there is a reference to a specific number of shares of Registrable Securities, Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

          3.11 Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

                                        VISTA.COM, INC.


                                        By:
                                            ------------------------------------
                                            Marvin Mall, Chief Operating Officer

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                 VISTA.COM, INC.

                          COUNTERPART SIGNATURE PAGE TO
                          REGISTRATION RIGHTS AGREEMENT

INVESTORS:

IF AN ENTITY:
                                        ----------------------------------------
                                        [NAME OF INVESTOR]


Dated:                                  By:
       ----------------------               ------------------------------------
                                            [signature]

                                            ------------------------------------
                                            [print name]

                                        Title:
                                               ---------------------------------


IF AN INDIVIDUAL:
                                        ----------------------------------------
                                        [NAME OF INVESTOR]


Dated:
       ----------------------           ----------------------------------------
                                        [signature]


IF JOINT HOLDERS:
                                        ----------------------------------------
                                        [NAME OF CO-INVESTOR]


Dated:
       ----------------------           ----------------------------------------
                                        [signature]


                                        ----------------------------------------
                                        [NAME OF CO-INVESTOR]


                                        ----------------------------------------
                                        [signature]